Exhibit 32.1

CERTIFICATION

In connection with the accompanying Amendment No. 1 on Form 10-Q/A of Ionis Pharmaceuticals, Inc. (the “Company”), for the period ending September 30, 2015 (the “Report”), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Stanley T. Crooke, the Chief Executive Officer of the Company, and Elizabeth L. Hougen, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 10, 2016

/s/ Stanley T. Crooke	/s/ Elizabeth L. Hougen
Stanley T. Crooke, M.D., Ph.D.	Elizabeth L. Hougen
Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Ionis Pharmaceuticals, Inc. and will be retained by Ionis Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.